                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of US Unwired, Inc. for the registration of 546,396 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 2002, except for Note 14 as to which the date is February 8, 2002, with respect to the consolidated financial statements and schedule of US Unwired, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Houston, Texas
April 17, 2002